Synacor Announces Departure of COO Scott Bailey

BUFFALO, NY -- (September 23, 2014) -- Synacor Inc. (NASDAQ: SYNC) today announced Scott Bailey will be leaving the company to pursue other interests effective September 30, 2014, having served as Chief Operating Officer since fall of 2010. Bailey is a respected executive who has played a significant role advancing the business, building new products and helping transition Synacor from a private to public company.

About Synacor
Synacor’s white-label platform enables cable, satellite, telecom and consumer electronics companies to deliver TV Everywhere, digital entertainment, cloud-based services and apps to their end-consumers across multiple devices, strengthening those relationships while monetizing the engagement. In addition, Synacor offers digital ad inventory for brands wanting a customized, targeted, programmatic means of reaching their audiences. Synacor (NASDAQ: SYNC) is headquartered in Buffalo, NY, with tech hubs in Toronto, Ottawa and Boston, and ad sales offices in New York, Detroit and Los Angeles. For more information, visit synacor.com. All Media. One Place. Any Device.

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Contacts

Investor Contact:
Denise Garcia, MD
ICR
ir@synacor.com
716-362-3309

Press Contact:
Meredith Roth, VP, Corporate Communications
Synacor
mroth@synacor.com
716-362-3880

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